SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K/A


CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)
February 28, 1994


PENTAIR, INC.
(Exact name of Registrant as specified in its Charter)


MINNESOTA                 0-4689                 41-0907434
(State or other           (Commission           (IRS Employer
Jurisdiction of           File Number)           Identification
Incorporation)                                      Number)

1500 County Road B2 West Suite 400
St. Paul, Minnesota                              55113
(Address of Principal Executive Offices)          (Zip Code)

612-636-7920
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)


The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current
Report on Form 8-K filed March 14, 1994, as set forth in the pages attached hereto:


(List all such items, financial statements, exhibits or other portions amended)

         Item 7 - Financial Statements and Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PENTAIR, INC

By:  David D. Harrison
Senior Vice President,
Chief Financial Officer

Dated:  May 13, 1994

Item 7.  Financial Statements and Exhibits.

The information supplied under this item is supplemented by the following:

a.  Financial Statements of Business Acquired (Schroff GmbH):

  1.       Audited consolidated balance sheet as of December
           31, 1993.

  2. Audited consolidated income statement for the year ended December 31, 1993.

  3.       Notes to the consolidated financial statements.

  4.       Auditors' Certificate


b.  Pro Forma Financial Information:

  1. Unaudited pro forma combined condensed income statement for the year ended December 31, 1993.

  2. Unaudited pro forma combined condensed balance sheet as of December 31, 1993.

  3. Notes to unaudited pro forma combined condensed financial statements.

Item 7a.
Financial Statements of Business Acquired (Schroff GmbH):

SCHROFF GMBH
EXTRACT OF THE
CONSOLIDATED FINANCIAL STATEMENTS
for the year ended
December 31, 1993

CONSOLIDATED BALANCE SHEET OF SCHROFF GMBH
(DM in millions)

Assets

                                              31.12.1993

Fixed Assets
Intangible assets                                   41.8
Tangible assets                                     78.8
Financial assets                                     5.6
                                                   126.2

Current assets
Inventories                                         32.2
Trade receivables                                   35.7
Other receivables and
 miscellaneous assets                                8.5
Miscellaneous securities                             4.9
Liquid assets                                       13.6
                                                    94.9

Prepaid expense and deferred
 charges                                             1.0

TOTAL                                              222.1

Equity and liabilities

                                              31.12.1993

Equity
Subscribed capital                                  40.0
Capital reserve                                     51.9
Unappropriated profit/
 Accumulated loss                                  (1.8)
                                                    90.1

Special items with an
 equity portion                                      6.3

Accruals
Accruals for pensions and
 similar obligations                                34.2
Other accruals                                      12.3
                                                    46.5

Liabilities
Bank Borrowings                                     12.5
Liabilities to
 affiliated companies                               48.2
Other liabilities                                   18.5
                                                    79.2

TOTAL                                              222.1

CONSOLIDATED INCOME STATEMENT OF SCHROFF GMBH
(DM in millions)

                                                    1993

Sales                                              251.2

Change in inventories and
 company-produced additions
 to fixed assets                                     1.0
Other operating income                               3.6

Materials expense                                 (76.6)

Personnel expense                                 (97.6)

Depreciation of intangible
 and tangible assets                              (17.2)

Other operating expense                           (43.4)

Net interest expense                               (3.1)

RESULT FROM ORDINARY ACTIVITIES                     17.9

Taxes on income                                    (4.6)

Other taxes                                        (2.0)

Contractually agreed
 profit transfer                                  (25.6)

NET LOSS/INCOME FOR THE YEAR                      (14.3)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounting and valuation methods

The consolidated financial statements have been prepared using in principle the accounting and valuation methods applied by Schroff GmbH.

To improve the clarity of presentation, items in the balance sheet and income statement are combined. They are stated separately in the Notes.

Where the financial statements of the consolidated foreign subsidiary companies under local legislation deviate from the uniform methods, the assets, equity and liabilities concerned are revalued for inclusion in the consolidated accounts. This also leads to an adjustment of the income statements, with corresponding effect on results for the year.

In detail, the following valuation principles are applied:

Intangible assets: purchase cost required to be capitalized under tax law less scheduled and exceptional depreciation.
Rapid economic consumption is reflected in the determination of service life. The derivative goodwill capitalized at Schroff GmbH is amortized in line with tax provisions.

Tangible assets: purchase or manufacturing cost required to be capitalized under tax law less scheduled and exceptional depreciation.

Depreciation methods;

- - - buildings in Germany by the declining-balance method in diminishing rates, straight-line method for foreign companies,

- - - plant and equipment in Germany and Europe by the declining-balance method at the highest rates permissible under tax law,

- - - changeover from the declining-balance to the straight-line method as soon as the latter leads to higher depreciation,

- - - outside Europe the straight-line method of depreciation is applied.

Opportunities for higher depreciation under tax provisions are used. Items with a purchase cost of up to DM800 are written down to zero in the year of purchase. Exceptional depreciation is charged on tangible assets of expired or diminished serviceability.

The differences between the depreciation necessary under commercial law - calculated in the case of scheduled depreciation by the straight-line method - and the higher depreciation permissible under tax law are taken as fixed-asset value adjustments under tax law to special items with an equity portion. These are released during the service life of the respective tangible assets.

For shares in affiliated companies the application of the equity method under Art. 311 para. 2 of the Commercial Code (HGB) is dispensed with. They are valued at purchase cost.

Loans: nominal value less any required discounting and writedowns for loss in value.

Inventories: highest purchase or manufacturing cost required to be capitalized under tax law.

     Inventory risks inherent in materials, supplies, merchandise and finished products as a result of slow inventory turnover, reduced utility, lower reproduction costs or lower replacement or selling prices are taken into account.

     Apart from order-related direct costs, product manufacturing cost includes proportional manufacturing overheads. If the sales revenue of an order fails to cover the amount capitalized plus all costs still to be expected, the excess amount is deducted from capitalized cost. If the excess amount is higher than the capitalized cost an accrual is set up in the appropriate amount. This ensures that all inventories are valued without incurring a loss.

     For Schroff GmbH an additional downward revaluation was formed in financial statements II (Handelsbilanz II).

Receivables and miscellaneous assets: purchase cost (nominal values) less appropriate adjustments for all recognizable risks and financing costs. A global allowance is deducted for general risks on receivables. Non-interest-bearing receivables due after more than one year are discounted to their present value.

Differences between issue amount and higher repayment amount of loans are stated as assets under prepaid expense and deferred charges and written down to schedule over the respective term of the loan.

Accruals for pension: calculated according to actuarial principles under Art. 6a of the Income Tax Law (EstG), applying a discount rate of 6% p.a.

Receivables and liabilities in foreign currency: original exchange rate or less favourable rate prevailing on the balance sheet date if they have not been hedged.

The consolidated group

The parent company Schroff GmbH and four foreign subsidiaries are included in the consolidated accounts.

Not included are three foreign subsidiaries which are not material for presenting a true and fair view or are dormant (Art.
296 para. 2, Commercial Code).

The consolidated group remains unchanged against the previous year.

Consolidation principles

In consolidating subsidiaries the revaluation method specified under Art. 301 para. 1 No. 2, Commercial Code, is applied.

The differences arising from capital consolidation are netted with equity.

Receivables and liabilities between consolidated companies are eliminated. Sales revenue and other income from supplies and services between companies included in the consolidated financial statements are netted with related expense, to the extent that they are not to be stated as company-produced additions to fixed assets. Inter-company results are eliminated.

Currency translation

In translating the balance sheets of foreign subsidiaries into DM, the rate of exchange on the balance-sheet date is used.

Differences were taken to equity.

In the income statements, deprecation, taxes on income and net income/loss for the year are translated at the rates prevailing on the balance sheet date, all other expense and income at average rates for the year. The balance arising from using different exchange rates is allocated to other operating income or other operating expense.

CONSOLIDATED BALANCE SHEET
(Figures in DM millions)

Tangible and Intangible assets

The development of fixed assets is shown in the following fixed asset schedule:
                                     Purchases/Manufacturing cost                Depreciation
                                                                                                 in     Book Value
                                1.1.1993     Additions1        Retire-       accumu-         fiscal     31.12.1993
                                                                 ments         lated           year
Industrial property rights
 and similar rights                  1.6            0.6            0.5           1.0            0.3            0.7
Goodwill                            56.0            0.0            0.0          14.9            3.7           41.1
Payments on account                  0.0            0.0            0.0           0.0            0.0            0.0

Intangible assets                   57.6            0.6            0.5          15.9            4.0           41.8

Land, land rights and
 buildings including buildings
 on third-party land                58.1            2.5            0.0           6.6            1.6           54.0
Technical equipment
 and machines                       43.2            5.0            0.1          34.6            6.3           13.5
Other equipment, factory and
 office equipment                   32.6            4.3            0.7          24.9            5.3           11.3

Tangible assets                    133.9           11.8            0.8          66.1           13.2           78.8

Shares in affiliated companies       2.0            0.0            0.0           0.0            0.0            2.0
Loans to affiliated companies        1.5            0.0            0.0           0.0            0.0            1.5
Marketable securities
 classified as fixed assets          0.0            0.0            0.0           0.0            0.0            0.0
Other loans                          2.0            0.5            0.3           0.1            0.0            2.1

Financial assets                     5.5            0.5            0.3           0.1            0.0            5.6

Total                              197.0           12.9            1.6          82.1           17.2          126.2

1) including
  translation differences in the fiscal year

                                                           Accumulated
                                              Additions   Depreciation
     Intangible assets                              0.0            0.0
     Tangible assets                                3.7            1.1
     Financial assets                               0.1            0.0

The translation differences arising from using the rates prevailing on the balance-sheet date are taken to additions.

Financial assets

Shares in affiliated companies comprise investments in non-consolidated subsidiaries.

Inventories

                                              31.12.1993

Materials and supplies                               8.7
Work in process                                      5.9
Finished products and merchandise                   17.7
Other                                              (0.1)
                                                    32.2

Other receivables and miscellaneous assets

                                              31.12.1993
Receivables from
 affiliated companies                                5.6
Miscellaneous assets                                 2.9
                                                     8.5


Maturities

Receivables and miscellaneous assets are due after one year and more;
 DM 0.6 million at 31.12.1993.

Receivables from affiliated companies mainly relate to trade receivables.


Liquid assets

Liquid assets include cheques, cash on hand, at Bundesbank, in postal cheque accounts and in other banks.


Prepaid expense and deferred charges

Prepaid expense and deferred charges include prepaid interest on long-term debts in the amount of DM 0.1 million.

Equity

The subscribed capital and capital reserve are posted in the consolidated financial statements in the same amounts as in the annual financial statements of Schroff GmbH.

The accumulated loss contains non-distributed and non-transferred profits and profits carried forward of
consolidated subsidiaries, the result of the elimination of inter-company results, differences from currency translation the valuation difference between financial statements I (HGB I) and financial statements II (HGB II) for Schroff GmbH.

Special items with an equity portion

Special items with an equity portion include value adjustments under tax law for
 Schroff GmbH in accordance with
Articles 7, 7d of the income tax law (EstG) as well as value adjustments and reserves formed by foreign subsidiaries
in accordance with local regulations.  The value adjustments under tax law stem from differences between the
higher depreciation effected under tax law and the depreciation required under commercial law.





Other accruals

                                              31.12.1993

Tax accruals                                         4.1
Miscellaneous accruals                               8.2
                                                    12.3

Tax accruals include accruals for deferred taxation in the amount of DM 0.4 million.

Miscellaneous accruals cover all recognizable risks. They mainly relate to guarantees and personnel costs.


Liabilities

Liabilities to affiliated companies:

The liabilities stem almost exclusively from financial transactions with the parent company Fried. Krupp AG Hoesch-Krupp.

Other liabilities

                                              31.12.1993
Trade payables                                       9.2
Miscellaneous liabilities                            9.3
  (of which taxes)                                 (2.2)
  (of which relating to
   social security)                                (3.1)
                                                    18.5

Security for liabilities:

Liabilities totalling DM 6.6 million are secured by mortgages.





Maturities

                                             Maturity on December 31, 1993
                                           within        1 to 5          after
                                           1 year         years        5 years

Bank borrowings                                 2.3           2.4            7.8
Liabilities to
 affiliated companies                          48.2           0.0            0.0
Trade payables                                  9.2           0.0            0.0
Other liabilities                               9.3           0.0            0.0
                                               69.0           2.4            7.8

Contingent liabilities

                                                             31.12.1993

Issuance and transfer of bills                                0.2
Guarantees                                                    1.1


Other financial commitments

Future payment commitments from long-term lease, rent and other contracts total
 DM 24.2 million.  The
commitments from orders placed under investment projects are within the normal scope of business practice.

CONSOLIDATED INCOME STATEMENT
(Figures in DM millions)


Change in inventories of products and company-produced additions to fixed assets

                                                           1993

Change in inventories of work in
 process and finished products                                0.4
Company-produced additions to
 fixed assets                                                 0.6

                                                              1.0

Other operating income

Income from the release of special items with an equity portion amounted to DM 0.9 million.

Materials expense

                                                           1993

Materials, supplies and merchandise                          72.9
Purchased services                                            3.7
                                                             76.6

Personnel expense

                                                           1993

Wages and salaries                                           78.9
Statutory social contributions and
 expense for pensions and other benefits                     18.7
  (of which to pensions)                                     (4.0)
                                                             97.6

Workforce

Average workforce for the year:

                                                           1993

Wage earners                                                673
Salary earners                                              700
Apprentices                                                  41
                                                          1,414

Other operating expense

Allocations to special items with an equity portion are included in the amount of DM 0.6 million.

Net interest expense

                                                           1993

Income from other financial assets                            0.1
  (of which from affiliated companies)                       (0.1)
Other interest and similar income                             0.7
Interest and similar expense                                  3.9
  (of which to affiliated companies)                         (2.6)
                                                              3.1

Other disclosure

Remuneration totalling DM 5,000 was paid to the members of the Supervisory
 Board.  Remuneration to the
members of the Management Board amounted to DM 760,000.

In the year under review the Supervisory Board comprised the following members:


Dr. Juergen Remmerbach, Dortmund                        Chairman
 - Chairman of the management board                     (from 5.3.1993)
    of Krupp Hoesch Verarbeitung GmbH

Dietrich Nowak, Bretten,                                Deputy Chairman
 - Employee representative
 - Chairman of works council of Schroff GmbH

Dipl. - Bw. Wolfgang Leese, Kamp-Lintfort               (from 5.3.1993)
 - Member of the management board of
    Krupp Hoesch Verarbeitung GmbH

Dipl.Kfm. Dieter Schneider, Dortmund                    (until 1.3.1993)
 - Member of the management board of
   O&K Orenstein & Koppol AG


In the year under review the Management Board comprised the following members:

Benno Gengenbach, Engelsbrand
Dr. -Ing. Norbert Grosskurth, Bad Herrenalb

Affiliated companies and other investments

                                                       Share in
                                                        capital
                                                          in %
Consolidated affiliated companies
    Schroff S.A., Betschdorf, France                        100
    Schroff U.K. Ltd., Hemel Hempstead, UK                  100
    Schroff Inc., Warwick (Rhode Island), USA               100
    Schroff K.K., Yokohama, Japan                           100

Non-consolidated affiliated companies under
 Art. 296 para. 2 Commercial Code (HGB)
    Schroff Co. Ltd., Taipei, Taiwan                        100
    Schroff S.r.L, Gallarate, Italy                         100
    Schroff Scandinavia AB, Enskede, Sweden                 100


Straubenhardt, February 9, 1994

Schroff GmbH
Management Board

Dr. N. Grosskurth
B. Gengenbach











CERTIFICATE

As Wirtschaftsprufer (auditors) of the consolidated financial statements of Schroff GmbH, Straubenhardt, we hereby confirm that the attached translated extract of the consolidated financial statements for the year ended December 31, 1993 set up in accordance with german commercial code complies with the complete financial statements audited by us minus the management report, sales by market figures, and the figures for the previous year period.

The wording of the audit opinion dated February 18, 1994 on the complete consolidated financial statements set up in accordance with german commercial code including management report is:

"The consolidated financial statements, which we have audited in accordance with professional standards, comply with the legal regulations. The consolidated financial statements present, in compliance with the generally accepted accounting principles, a true and fair view of the net worth, financial position and results of the group. The group management report is in agreement with the consolidated financial statements."

The "general conditions of the assignment for Wirtschaftsprufer und Wirtschaftsprufungsgesellschaften of 1st January 1990" attached to this report, provide fundamental criteria for the performance of the audit and defining our responsibility.


C&L TREUHAND-VEREINIGUNG
DEUTSCHE REVISION
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft


P. Albrecht
Wirtschaftsprufer


A. Bocker
Wirtschaftspruferin






Item 7b.
Pro Forma Financial Information

PENTAIR, INC. AND SCHROFF GMBH PRO FORMA
COMBINED CONDENSED FINANCIAL INFORMATION


On February 28, 1994, the Registrant completed the purchase
from Fried. Krupp AG Hoesch-Krupp of the net assets and
business of Schroff Gmbh ("Schroff") for a purchase price of
$152,300,000 (DM 263,600,000), plus interest of $1,700,000
accrued from January 1, 1994, the economic transfer date.  The assets of Schroff GmbH, except the outstanding voting stock
of its subsidiaries, was acquired by PNTA Industriebedarf
GmbH, a wholly owned subsidiary of EuroPentair GmbH, a
wholly owned subsidiary of the Registrant.  The voting stock of the following Schroff subsidiaries was acquired by EuroPentair
GmbH:   Schroff U.K. Ltd., Schroff S.A., Schroff S.r.L, and
Schroff Scandinavia AB.  The voting stock of the following
subsidiaries was acquired by FC Holdings Inc., a wholly owned subsidiary of the Registrant:  Schroff Inc., Schroff K.K., and
Schroff Co. Ltd.

Proforma financial information is presented as and for the year ended December 31, 1993. The pro forma financial information reflects the impact of the acquisition on the combined financial position and results of operations of the two companies as if the acquisition had occurred as of January 1, 1993.


Unaudited Pro Forma Combined Condensed Income Statement for the Year Ended December 31, 1993.

The following unaudited pro forma combined condensed income statement presents the results of operations of Pentair and Schroff for the year ended December 31, 1993 and the pro forma combined results of operations of the two companies as if the acquisition had occurred as of January 1, 1993 and the December 31, 1993 pro forma balance sheet adjustments had been recorded as of January 1, 1993.

The unaudited pro forma combined condensed results are not necessarily indicative of the actual results that would have been realized had the acquisition occurred as of January 1, 1993 or of future operations of the combined companies. The information presented should be read in conjunction with the Financial Statements of the Business Acquired (Schroff GmbH), other unaudited pro forma financial information and notes thereto presented in this filing, and with the Consolidated
Financial Statements of Pentair, Inc. as of and for the year ending December 31, 1993 incorporated by reference in Form
10-K filed March 29, 1994.

The Schroff financial information in item 7a has been reformatted to be consistent with Pentair classifications and converted into U.S. dollars at the average exchange rate during 1993. The following is a reconciliation of net income (millions):

Net income per item 7a                    DM (14.3)

Add: contractually agreed profit           DM 25.6
      transfer

Deduct: exchange rate differences
      on subsidiaries                       DM(0.3)

Add: contractually agreed
      inventory adjustment exclusion        DM 3.5

                                            DM14.5

Divided by:  Exchange Rate                     1.65

U.S. Dollar net income                        $8.8
























                                                                    Pro Forma
                                                                   Adjustment
                                                                    Increase
($millions)                                Pentair    Schroff      (Decrease)     Combined

Net sales                                 $1,328.2      $152.0        $0.0         $1,480.2
Operating costs
 Cost of goods sold                        1,004.5        95.0         (.9)  FN(a)  1,098.6
 Selling, general and administrative         223.6        43.6         1.4   FN(b)    268.6
    Total operating costs                  1,228.1       138.6          .5          1,367.2
                                             100.1        13.4         (.5)           113.0
Equity in joint venture (loss)                (1.9)        0.0         0.0             (1.9)
Operating income                              98.2        13.4         (.5)           111.1
Interest expense - net                        20.8         1.9        10.7   FN(c)     33.4
Income before income taxes                    77.4        11.5       (11.2)            77.7
Provision for income taxes                    30.8         2.7        (2.7)  FN(d)     30.8
Net income                                    46.6         8.8        (8.5)            46.9
Preferred dividend requirements                6.1         0.0         0.0              6.1
Earnings applicable to common stock         $ 40.5        $8.8      $ (8.5)         $  40.8

Earnings per share:
   Primary                                    $2.26                                    $2.27
   Diluted                                    $2.20                                    $2.21

Weighted average common
   and common equivalent shares:
    Primary                               17,891                                   17,891
    Diluted                               20,955                                   20,955

All share and per share data adjusted for 50% stock dividend in June 1993.

See Notes to Unaudited Pro Forma Combined Condensed Income Statement for the Year Ended December 31, 1993.

Notes to Unaudited Pro Forma Combined Condensed Income
Statement for the Year Ended December 31, 1993


The pro forma income statement adjustments are based in part on the estimated income statement effect of all December 31, 1993 pro forma balance sheet adjustments and related assumptions. Reference is made to the material accompanying the December 31, 1993 pro forma balance sheet below for a discussion of such adjustments.
[FN]
FN(a) To adjust cost of goods sold for the net changes in pension expense, depreciation applicable to fixed asset adjustments and capitalization of a lease.

FN(b) To increase goodwill and to amortize adjusted goodwill over 25 years.

FN(c) To recognize additional expense of new borrowings using the 1994 7% average interest rate applicable to the subsidiary's German credit facility borrowings.

FN(d) To record the estimated income tax expense computed at an incremental effective rate of 45%, associated with the additional income net of expenses resulting from the pro forma adjustments.

Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1993.

The following unaudited pro forma combined condensed balance sheet shows the balance sheets of Pentair and Schroff as of December 31, 1993 as if the acquisition had been consummated as of December 31, 1993.

The unaudited pro forma combined condensed balance sheet reflects the impact of the acquisition of Schroff on the December 31, 1993 balance sheet. The adjustments are based on appraisals, evaluations, and estimates of fair market values of the Schroff assets and liabilities as well as current assumptions regarding the operation of the business. The information presented should be read in conjunction with Financial Statements of the Business Acquired (Schroff GmbH), the other unaudited pro forma financial information and notes thereto presented in this filing, and with the Consolidated Financial Statements of Pentair, Inc. as of and for the year ending December 31, 1993 incorporated by reference in Form
10-K filed March 29, 1994.


The Schroff financial information in item 7a has been reformatted to be consistent with Pentair classifications and converted into U.S. dollars at December 31, 1993 exchange rate. The following is a revaluation of total assets (millions):

Total assets per item 7a                  DM 222.1

Add: excess of total assets of
    consolidated subsidiaries
    over cost of such subsidiaries
    included in total assets
    of Schroff                               DM7.8

Deduct: other - net                         DM(1.2)

                                           DM228.7

Divided by:  Exchange Rate                     1.73

U.S. Dollar total assets                    $132.2



























                                                                    Pro Forma
                                                                   Adjustment
                                                                    Increase
($millions)                                Pentair    Schroff      (Decrease)     Combined
ASSETS
Cash and cash equivalents                     $10.3       $12.2        $0.0           $22.5
Accounts receivable - trade                   200.4        23.0         0.0           223.4
Inventories                                   198.8        24.3          .4  FN(b)    223.5
Deferred income taxes                          21.6         0.0         4.0  FN(b)     25.6
Other current assets                            7.7         2.2         0.0             9.9
  Total current assets                        438.8        61.7         4.4           504.9
Property, plant and equipment                 621.6        86.4       (27.3) FN(b)    680.7
Accumulated depreciation                      305.7        40.8       (40.8) FN(b)    305.7
  Property, plant and equipment - net         315.9        45.6        13.5           375.0
Marketable securities                          18.6         0.0         0.0            18.6
Investment in joint venture                    72.8         0.0         0.0            72.8
Goodwill - net                                 89.0        23.7        53.5  FN(b)    166.2
Other assets                                   23.7         1.2         0.0            24.9
TOTAL ASSETS                                 $958.8      $132.2       $71.4        $1,162.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                             $ 93.8       $ 5.8        $0.0           $99.6
Compensation and other benefit accruals        42.7         6.3         0.0            49.0
Income taxes                                    8.8         1.3         0.0            10.1
Accrued product claims and warranties          22.3         1.0         0.0            23.3
Accrued expenses and other liabilities         50.1        12.3        (6.0) FN(b)     56.4
Current maturities of long-term debt             .8         1.5          .5  FN(b)      2.8
  Total current liabilities                   218.5        28.2        (5.5)          241.2
Long-term debt                                238.9         6.3       155.7  FN(a,b)  400.9
Other liabilities                              18.9         0.0         0.0            18.9
Deferred income taxes                           7.5         0.0         0.0             7.5
Pensions and other retirement compensation     29.7        19.6         (.7) FN(b)     48.6
Postretirement medical and other benefits      60.6         0.0         0.0            60.6
Reserves insurance company                     13.9         0.0         0.0            13.9
Shareholders' equity
  Preferred                                    33.9         0.0         0.0            33.9
  Common                                      336.9        78.1       (78.1) FN(c)    336.9
TOTAL LIABILITIES
 AND SHAREHOLDERS' EQUITY                    $958.8      $132.2       $71.4        $1,162.4

See Notes to Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1993.

Notes to Unaudited Pro Forma Combined Condensed Balance
Sheet as of December 31, 1993
[FN]
FN(a) To record the acquisition of the Schroff net assets using revolving credit borrowing of $152,300,000.

FN(b) To conform Schroff accounting to Pentair United States generally accepted accounting principles (U.S. GAAP), adjust assets and liabilities to fair values and accrue acquisition related costs and related deferred income taxes.

       Inventory - to adjust values to full cost - net of reserves as required by U.S. GAAP.

       Deferred income taxes - to record deferred income taxes applicable to certain adjustments as required by U.S. GAAP.

       Property, plant and equipment - to reduce property for the elimination of accumulated depreciation, to increase assets to fair value, and to capital leases as required by U.S. GAAP.

       Accumulated depreciation - to eliminate accumulated depreciation.

       Goodwill - to increase goodwill to the excess of the purchase price over net assets acquired.

       Accrued expenses and other liabilities - to provide for acquisition costs (i.e. legal, accounting), severance costs and other miscellaneous costs.

       Long-term debt - to record the long-term debt, including current maturities, relating to capitalized leases.

       Other liabilities - to eliminate pension obligation retained by seller and conform pension accounting methods to U.S. GAAP.

FN(c)  To eliminate Schroff equity.